EXECUTION COPY
                                                                  --------------

                               REGISTRATION RIGHTS
                                    AGREEMENT


         THIS REGISTRATION RIGHTS AGREEMENT (hereinafter referred to as the "Agreement"), dated as of the 5th day of April, 2006, is entered into by and among EEI Acquisition Co., LLC, a Delaware limited liability company or its wholly owned designated subsidiary ("EEI Co."), Electro Energy Inc., a Florida corporation (the "Company") and Lithium Nickel Asset Holding Company I, Inc., a Delaware corporation ("LNAH").

                              W I T N E S S E T H:

         WHEREAS, EEI Co. desires to purchase and LNAH desires to sell certain assets (the "Assets") of LNAH (the "Acquisition") pursuant to an Asset Purchase Agreement by and among EEI Co., the Company and LNAH, dated of even date herewith (the "Asset Purchase Agreement") in consideration of the Purchase Price (as defined in the Asset Purchase Agreement) and on the terms and conditions set forth therein and in certain ancillary agreements referenced in the Asset Purchase Agreement.

         WHEREAS, pursuant to the Asset Purchase Agreement, upon the closing of the Acquisition , the Company shall issue to LNAH, inter alia: (i) Five Million Seven Hundred Fifty Thousand (5,750,000) unregistered shares (the "Stock Consideration") of its common stock, par value $.001 per share (the "Electro Energy Common Stock" or "Common Shares"); and (ii) a six-year warrant to purchase Two Million (2,000,000) unregistered shares of Electro Energy Common Stock at an exercise price of seven dollars ($7.00) per share, subject to the vesting schedule set forth therein (the "Purchase Warrant"), in each case, subject to certain terms and conditions set forth in the Asset Purchase Agreement; and

         WHEREAS, in furtherance of the Acquisition, the Company intends to offer certain debentures (the "Notes") in connection with the Financing, as defined in the Asset Purchase Agreement (the "Financing");

         WHEREAS, the Company plans to file the Financing Registration Statement (as defined herein) in order to register the Common Shares into which the Notes may be converted;

         WHEREAS, the Company plans to file the Subsequent Registration Statement (as defined herein); and

         WHEREAS, the Company and LNAH desire to make conditional provisions for the registration of a certain portion of the Stock Consideration.


         NOW, THEREFORE, for and in consideration of the premises and of the mutual covenants, representations, warranties and Agreements herein contained, the parties hereto agree as follows:

                                   SECTION I
                                  DEFINITIONS

         1.1 As used in this Agreement, the following capitalized terms shall have the following meanings:

                  "Closing" means the closing of the Acquisition in accordance with the Asset Purchase Agreement.

                  "Exchange Act" means the Securities and Exchange Act of 1934, as amended.

                  "Financing Registration" means the registration described in
Section 2.1 hereof.

                  "Financing Registration Statement" means the "Shelf Registration Statement" as defined in the Financing Registration Rights Agreement.

                  "Financing Registration Rights Agreement" means the Registration Rights Agreement by and between the Company and the purchasers of Notes in the Financing.

                  "GAAP" means generally accepted accounting principles, as in effect from time to time in the United States, consistently applied

                  "Initial Registrable Securities" mean Seven Hundred and Fifty Thousand (750,000) shares of the Stock Consideration, owned by LNAH.

                  "Person" means a natural person, partnership, Company, business trust, association, joint venture or other entity or a government or agency or political subdivision thereof.

                  "Prospectus" means the prospectus included in either the Financing Registration Statement or the Subsequent Registration Statement, as supplemented by any and all prospectus supplements and as amended by any and all post-effective amendments and including all material incorporated by reference in such prospectus.

                  "Securities Act" means the Securities Act of 1933, as from time to time amended.

                  "Subsequent Registrable Securities" means Four Hundred Thousand (400,000) shares of the Stock Consideration owned by LNAH.

                  "Subsequent Registration Statement" means the registration statement filed by the Company after the Closing (other than the Financing Registration Statement) pursuant to which the Subsequent Registrable Securities shall be covered in accordance with the provisions of this Agreement, including the Prospectus included in such registration statement, amendments (including post-effective amendments) and supplements to such registration statement, and all exhibits to and all material incorporated by reference in such registration statement.

                  "Warrant Shares" mean any and all shares of Common Stock issued or issuable upon exercise of the Purchase Warrant.

                                   SECTION II
                               REGISTRATION RIGHTS


         2.1   Initial Registration Statement.
               ------------------------------

            (a) In connection with the Financing, the Company is required under the Financing Registration Rights Agreement to file the Financing Registration Statement. The Company agrees to include the Initial Registrable Securities in the Financing Registration Statement to permit the resale of such Initial Registrable Securities at the same time and in the same manner as the "Conversion Shares" (as defined in the Financing Registration Statement) are registered under the Financing Registration Statement.

            (b) The Company agrees that it shall not amend the Financing Registration Statement in any way that would impair the rights of LNAH under this Agreement to a greater extent than the rights of the other selling stockholders under the Financing Registration Statement would be impaired.


         2.2   Subsequent Registration Statement.
               ---------------------------------

            (a) FILING OF SUBSEQUENT REGISTRATION STATEMENT. If, at any time after Closing, the Company proposes to file a registration statement under the Securities Act with respect to an offering for its own account of any class of its equity securities (other than a registration statement on Form S-8 (or any successor form) or any other registration statement relating solely to employee benefit plans or filed in connection with an exchange offer, a transaction to which Rule 145 (or any successor provision) under the Securities Act applies or an offering of securities solely to the Company's existing shareholders), then the Company shall give written notice of such proposed filing to LNAH as soon as practicable (but no later than 30 days) before the anticipated filing date (the "Subsequent Registration Notice") via facsimile and/or express overnight mail, and such Subsequent Registration Notice shall permit LNAH to register up to the entire amount of the Subsequent Registrable Securities (and any Excluded Registrable Securities).

            (b) If the Subsequent Registration Notice is sent by the Company prior to the first anniversary of the Closing, the Subsequent Registrable Securities shall be included in such offering, subject to the terms and conditions set forth in 2.2(d), and LNAH shall forfeit and tender to the Company Five Hundred Thousand (500,000) Purchase Warrants, exercisable for Five Hundred Thousand (500,000) Warrant Shares (the "Forfeited Warrants"). The Forfeited Warrants shall be cancelled by the Company, and LNAH shall have no further rights to any inherent value in such Forfeited Warrants or the underlying corresponding Warrant Shares.

            (c) If the Subsequent Registration Notice is sent by the Company after the first anniversary of the Closing, LNAH shall have the option to elect whether such Subsequent Registrable Securities are to be included in the Subsequent Registration, subject to the terms and conditions in this Section 2.2(c).

                  (i) If LNAH wishes to not have the Subsequent Registrable Securities included in the Subsequent Registration Statement, LNAH shall advise the Company in writing within 10 business days after the date on which the Subsequent Registration Notice is sent.

                  (ii) If LNAH fails to provide timely notice of its intent to not be included in the Subsequent Registration Statement, the Company shall include the Subsequent Registrable Securities included in the Subsequent Registration Statement, and LNAH shall forfeit and tender to the Company the Forfeited Warrants, which shall be cancelled by the Company and LNAH shall have no further rights to any inherent value in such Forfeited Warrants or the corresponding underlying Warrant Shares.

            (d) If, in accordance with this Section 2.2, the Subsequent Registrable Securities (and any Excluded Registrable Securities) are to be included in the Subsequent Registration, then:

                  (i) If the Company's offering is to be an underwritten offering, the Company shall, subject to the further provisions of this Agreement, use its reasonable best efforts to cause the managing underwriter or underwriters to permit LNAH to be included in the registration for such offering to include such Subsequent Registrable Securities (and any Excluded Registrable Securities) in such offering on the same terms and conditions as any similar securities of the Company included therein.

                  (ii) The right of LNAH to registration pursuant to this
Section 2.2 in connection with an offering by the Company shall unless the Company otherwise assents, be conditioned upon LNAH's participation as a seller in such offering and its execution of an underwriting agreement, if applicable, with the managing underwriter or underwriters selected by the Company. Notwithstanding the foregoing, if the managing underwriter or underwriters (if any) of such offering deliver a written opinion to the Company that either because of (a) the kind of securities that the Company, LNAH and any other persons or entities intend to include in such offering or (b) the size of the offering that the Company, LNAH and any other persons or entities intend to make, the success of the offering would be materially and adversely affected by inclusion of the Subsequent Registrable Securities (and any Excluded Registrable Securities) requested to be included, then (i) in the event that the size of the offering is the basis of such managing underwriter's opinion, the number of shares of Subsequent Registrable Securities (and the Initial Registrable Securities in the event such securities were excluded from the Initial Registration in accordance with Section 2.1) to be registered and offered for the account of LNAH shall be reduced to the extent necessary to reduce the total amount of securities to be included in such offering to the amount recommended by such managing underwriter or underwriters and (ii) in the event that the combination of securities to be offered is the basis of such managing underwriters opinion, (x) the Subsequent Registrable Securities (and any Excluded Registrable Securities) to be included in such registration and offering shall be reduced as described in clause (i) above or (y) if such actions would, in the reasonable judgment of the managing underwriter, be insufficient to substantially eliminate the adverse effect that inclusion of the Subsequent Registrable Securities (and any Excluded Registrable Securities) requested to be included would have on such offering, such Subsequent Registrable Securities (and any Excluded Registrable Securities) will be excluded entirely from such registration and offering.

                  (iii) Any Subsequent Registrable Securities (and any Excluded Registrable Securities) excluded from an underwriting shall, if applicable, be withdrawn from registration and shall not, without the consent of the Company, be transferred in a public distribution prior to the earlier of ninety (90) days (or such other shorter period of time as the managing underwriter may require) after the effective date of the registration statement or ninety (90) days after the date LNAH is notified of such exclusion.


                                   SECTION III
                             REGISTRATION PROCEDURES

         3.1 PROCEDURE. Whenever LNAH has agreed pursuant to Section 2.2 that any Subsequent Registrable Securities be registered, the Company shall, subject to the provisions of Section 4.3 hereof, use its reasonable best efforts to effect the registration and the sale or distribution of such Initial Registrable Securities or Subsequent Registrable Securities, as applicable, in accordance with the intended method of disposition thereof as promptly as practicable, and in connection with any such request, the Company shall:

            (a) prepare and file with the Securities and Exchange Commission, a registration statement on any form for which the Company then qualifies and which counsel for the Company shall deem appropriate and which form shall be available for the sale or distribution of the Subsequent Registrable Securities, as applicable, in accordance with the intended method of distribution thereof, and use its reasonable best efforts to cause such registration statement to become effective; provided that, (i) before filing a registration statement or prospectus or any amendments or supplements thereto, the Company will furnish to one counsel selected by LNAH copies of all such documents proposed to be filed and (ii) after the filing of the registration statement, the Company shall promptly notify LNAH of any stop order issued or, to the knowledge of the Company, threatened by the Securities and Exchange Commission and take all reasonable actions to prevent the entry of such stop order or to remove it if entered;

            (b) comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement during such period in accordance with the intended methods of disposition by LNAH thereof set forth in such registration statement;

            (c) as soon as reasonably practicable, furnish to LNAH, prior to filing a registration statement, copies of such registration statement as proposed to be filed and thereafter furnish to LNAH such number of copies of such registration statement, each amendment and supplement thereto, the prospectus included in such registration Statement (including each preliminary prospectus) and such other documents as LNAH may reasonably request in order to facilitate the disposition of the Subsequent Registrable Securities, as applicable, owned by LNAH;

            (d) promptly notify LNAH, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the occurrence of any event known to the Company requiring the preparation of a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers or recipients of such Subsequent Registrable Securities, as applicable, such prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and promptly make available to LNAH any such supplement or amendment;

            (e) enter into an underwriting agreement in customary form, the form and substance of such underwriting agreement at the sole discretion of the Company;

            (f) make available for inspection by LNAH, any underwriter participating in any sale or distribution pursuant to such registration statement and any attorney, accountant or other agent retained by LNAH or underwriter (collectively, the "Inspectors") all material financial and other records, pertinent corporate documents and properties of the Company (collectively, the "Records") as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause the Company's officers and employees to supply all information reasonably requested for such purpose by any such Inspector in connection with such registration statement; provided that the Company shall have no obligation to permit such access to the Records or its officers or employees in a manner that would unreasonably disrupt the normal conduct of its business operations or create an undue burden on the Company. LNAH and Inspector that actually reviews Records supplied by the Company that include information that the Company identifies, in good faith, as being confidential or proprietary ("Confidential Information") shall be required at the Company's option, prior to any such review, to execute an agreement with the Company providing that such Inspector shall not publicly disclose any Confidential Information unless such disclosure is required by applicable law or legal process and shall not use such information for any purpose other than the limited purpose contemplated by this subsection (f). LNAH and Inspector shall be required further to agree that it shall, upon learning that disclosure of Confidential Information is sought in a court of competent jurisdiction, give notice to the Company and allow the Company, at its expense, to undertake appropriate action to prevent disclosure of the Confidential Information;

            (g) in the event such sale is pursuant to an underwritten offering, use its reasonable best efforts to obtain a comfort letter or letters from the Company's independent public accountants in customary form and covering such matters of the type customarily covered by comfort letters as the managing underwriter reasonably requests; and

            (h) otherwise use its reasonable efforts to comply with all applicable rules and regulations of the Securities and Exchange Commission and make available to its security holders, as soon as reasonably practicable, an earnings statement complying with the provisions of Section 11(a) of the Securities Act (including, at the option of the Company, pursuant to Rule 158 (or any successor provision) under the Securities Act).

Upon receipt of any notice from the Company of the occurrence of any event of the kind described in subsection (d) hereof, LNAH shall forthwith discontinue all offerings, sales and other dispositions of Initial Registrable Securities or Subsequent Registrable Securities, as applicable, pursuant to the registration statement covering the Initial Registrable Securities or Subsequent Registrable Securities, as applicable, until LNAH's receipt of the copies of the supplemented or amended prospectus contemplated by subsection (d) hereof.

                                   SECTION IV
                          CONDITIONS AND LIMITATIONS.

         4.1 The Company's obligations under this Agreement shall be subject to and limited by: (i) LNAH having complied with the terms of this Agreement; (ii) any limitations and conditions as set forth in the Financing Registration Rights Agreement; and (iii) any limitations and conditions as set forth in any future agreements as required by any applicable underwriters.

         4.2 The Company's obligation under this Agreement shall be subject to the limitations and conditions specified herein, and to the condition that the Company may at any time terminate its proposal to register equity securities for its own account and discontinue its efforts to cause a registration statement to become or remain effective as to any and all shares of Subsequent Registrable Securities that would otherwise have been eligible for inclusion in such registration.

                                   SECTION V
                           CERTAIN COVENANTS OF LNAH

         5.1 Notices and requests delivered to the Company by LNAH shall contain such information regarding the Initial Registrable Securities or Subsequent Registrable Securities, as applicable, to be so registered, the intended method of disposition of such Initial Registrable Securities or Subsequent Registrable Securities, as applicable, as shall reasonably be required in connection with the actions contemplated to be taken pursuant to this Agreement. If any Initial Registrable Securities or Subsequent Registrable Securities, as applicable, are included in a registration statement pursuant to this Agreement, LNAH shall execute all consents, powers of attorney, registration statements and other documents reasonably required to be executed by it in order to cause such registration statement to become effective. LNAH covenants that, in disposing of its shares, LNAH will comply with Rules 10b-2, 10b-5, 10b-6 and 10b-7 (or any successor provisions) under the Exchange Act and all other requirements of applicable law.

                                   SECTION VI
                              REGISTRATION EXPENSES

         6.1 All Registration Expenses (as defined herein) will be borne by the Company. Underwriting discounts and commissions applicable to the sale of the Subsequent Registrable Securities, as applicable, shall be borne by LNAH, and LNAH shall be responsible for the fees and expenses of any legal counsel, accountants or other agents retained by LNAH and all other out-of-pocket expenses incurred by LNAH in connection with any registration under this Agreement.

         6.2 As used herein, the term Registration Expenses means all expenses incident to the Company's performance of or compliance with this Agreement, including without limitation all registration and filing fees, fees and expenses of compliance with securities or blue sky laws (including reasonable fees and disbursements of counsel in connection with blue sky qualifications of the Initial Registrable Securities or Subsequent Registrable Securities, as applicable), rating agency fees, printing expenses, the fees and expenses incurred in connection with the listing or admission for quotation of the securities to be registered an any securities exchange or quotation system and fees and disbursements of counsel for the Company and its independent certified public accountants (including the expenses of any special audit or comfort letters required by or incident to such performance), securities act liability insurance (if the Company elects to obtain such insurance), the reasonable fees and expenses of any special expert retained by the Company in connection with such registration and the fees and expenses of other persons retained by the Company.

                                   SECTION VII
                          INDEMNIFICATION; CONTRIBUTION

         7.1 Indemnification by the Company. In connection with any offering of Initial Registrable Securities or Subsequent Registrable Securities, as applicable, pursuant to this Agreement, the Company shall indemnify and hold harmless LNAH, its officers, directors and agents and each person, if any, who controls LNAH within the meaning of either Section 15 of the Securities Act or
Section 20 of the Exchange Act from and against any and all losses, claims, damages, liabilities and expenses (including reasonable fees and disbursements of counsel) arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in any registration statement or prospectus relating to Initial Registrable Securities or Subsequent Registrable Securities, as applicable, or in any amendment or supplement thereto or in any preliminary prospectus relating to Initial Registrable Securities or Subsequent Registrable Securities, as applicable, or arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made, except insofar as such losses, claims, damages, liabilities or expenses arise out of, or are based upon, any such untrue statement or alleged untrue statement or omission or alleged omission based upon information furnished to the Company by LNAH or on LNAH's behalf expressly for use therein. In connection with any underwritten offering of Initial Registrable Securities or Subsequent Registrable Securities, as applicable, registered pursuant to this Agreement, the Company shall cause to be included in any underwriting agreement with the underwriters of such offering provisions indemnifying and providing for contribution to such underwriters and their officers and directors and each person who controls such underwriters on substantially the same basis as the provisions of this Section 7.1 indemnifying and providing for contribution to LNAH.

         7.2 Indemnification by LNAH. In connection with any offering of Initial Registrable Securities or Subsequent Registrable Securities, as applicable, pursuant to this Agreement, LNAH shall indemnify and hold harmless the Company, its officers, directors and agents and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, and, in accordance with industry practice, in the case of an offering of Initial Registrable Securities or Subsequent Registrable Securities, as applicable, pursuant to this Agreement, each underwriter of such Initial Registrable Securities or Subsequent Registrable Securities, as applicable, if requested by such underwriter, from and against any and all losses, claims, damages, liabilities and expenses (including reasonable fees and disbursements of counsel) arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in any registration statement or prospectus relating to Initial Registrable Securities or Subsequent Registrable Securities, as applicable, or in any amendment or supplement thereto or in any preliminary prospectus relating to Initial Registrable Securities or Subsequent Registrable Securities, as applicable, or arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made, provided that such losses, claims, damages, liabilities or expenses arise out of, or are based upon, any such untrue statement or alleged untrue statement or omission or alleged omission based upon information furnished in writing to the Company by LNAH or on LNAH's behalf expressly for use therein. In connection with any underwritten offering of Initial Registrable Securities or Subsequent Registrable Securities, as applicable, registered pursuant to this Agreement, LNAH shall cause to be included in any underwriting agreement with the underwriters of such offering provisions indemnifying and providing for contribution to such underwriters, their officers and directors and each person who controls such underwriters on substantially the same basis as the provisions of this Section 7.2 indemnifying and providing for contribution to the Company.

         7.3 Conduct of Indemnification Proceedings. If any action or proceeding (including any governmental investigation) shall be brought or asserted against any indemnified party hereunder in respect of which indemnity may be sought from an indemnifying party hereunder, such indemnifying party shall assume the defense thereof, including the employment of counsel reasonably satisfactory to such indemnified party, and shall assume the payment of all expenses. Such indemnified party shall have the right to employ separate counsel in any such action and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expenses of such indemnified party unless (i) the indemnifying party has agreed to pay such fees and expenses, (ii) the indemnifying party shall have failed to assume the defense of such action or proceeding and employ counsel reasonably satisfactory to such indemnified party, or (iii) the named parties to any such action or proceeding (including any impleaded parties) include both such indemnified party and such indemnifying party, and such indemnified party shall have been advised by counsel that there may be one or more legal defenses available to such indemnified party which are different from or additional to those available to the indemnifying party (in which case, if such indemnified party notifies the indemnifying party in writing that it elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such action or proceeding on behalf of such indemnified party; it being understood, however, that the indemnifying party shall not, in connection with any one such action or proceeding or separate but substantially similar or related actions or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys (together with appropriate local counsel) at any time for such indemnified party, which firm shall be designated in writing by such indemnified party and reasonably satisfactory to the indemnifying party). The indemnifying party shall not be liable for any settlement of any such action or proceeding erected without its written consent, but if settled with its written consent, or if there is a final judgment for the plaintiff in any such action or proceeding, the indemnifying party shall indemnify and hold harmless the indemnified party from and against any loss or liability (to the extent stated above) by reason of such settlement or judgment.

         7.4 Contribution. If the indemnification provided for in this Section 7 is unavailable to the Company or LNAH in respect of any losses, claims, damages, liabilities or judgments referred to herein, then each such indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities and judgments in such proportion as is appropriate to reflect the relative fault of each such party in connection with such statements or omissions or alleged statements or omissions, as well as any other relevant equitable considerations. The relative fault of each such party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by such party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and LNAH agrees that it would not be just and equitable if contribution pursuant to this Section 7.4 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding sentences.
The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities or judgments referred to in the immediately preceding sentences shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claims. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who is not guilty of such fraudulent misrepresentation.

                                  SECTION VIII
                         REPRESENTATIONS AND WARRANTIES

         The Company represents and warrants that:

         8.1 Existence and Rights. The Company is a corporation duly organized, validly existing and in good standing under the laws of the state of Florida. The Company has all requisite corporate power and authority, to carry on its business and to own and use the properties owned and used by it. True and correct copies of the Company's Articles of Incorporation and Bylaws, as amended to date, have been delivered to LNAH. The Company is qualified to conduct business and is in good standing under the laws of each jurisdiction wherein the nature of its business or its ownership of property requires it to be so qualified, except where the failure to be so qualified, would not individually or in the aggregate, have a material adverse effect on the assets or business of the Company.

         8.2 Corporate Authorization. The Company has all necessary power and authority to enter into this Agreement and has taken all action, specifically including, without limitation, all corporate action, necessary to execute, deliver and perform this Agreement. This Agreement has been duly authorized, executed and delivered by the Company and is a legally valid and binding obligation of the Company enforceable against the Company in accordance with its terms.

         8.3 No Conflict. The execution, delivery and performance of this Agreement and of the related documents by the Company will not violate any provision of the Company's Articles of Incorporation or the Bylaws; or violate any law or rule or regulation of any administrative agency or governmental body; or any order, writ, injunction or decree of any court, arbiter, administrative agency or governmental authority having jurisdiction over the Company; or violate any indenture, mortgage, contract, will, agreement or other undertaking to which the Company is a party or is subject, or result in the creation or imposition of any lien or encumbrance on any of the properties of the Company under any of the foregoing.

         8.4 Litigation. There is no litigation, proceeding, dispute, tax audit or other governmental investigation pending, or to the best of the Company's knowledge, threatened against, or affecting the Company's business or its assets before any court or governmental agency or other body, which would adversely affect the financial condition of the Company, its assets, or the conduct of the Company's business, or which may impede the transaction contemplated herein. There are no outstanding and unpaid judgments, tax deficiencies, statements, or notices of assessments or other demands for payment of taxes served on or filed against the Company. The Company is not in default with respect to an order, writ, injunction, decree or demand of any court or other governmental or regulatory authority.

         8.5 Financing Registration Statement. The existence of this Agreement, including the fact that the Initial Registrable Securities will be included in the Financing Registration Statement and will be registered at the same time and in the same manner as the Conversion Shares will be registered pursuant to such agreement, have been disclosed by the Company to the purchasers of Notes in the Financing.

                                   SECTION IX
                                 MISCELLANEOUS

         9.1 Notices. Any notice or other communication required or permitted hereunder shall be deemed given if in writing and delivered personally, telegraphed, telexed, sent by facsimile transmission or sent by certified, registered or express mail, postage prepaid. Any such notice shall be deemed given when so delivered personally or sent by overnight air courier or facsimile transmission or, if mailed, two days after the date of deposit in the United States mails, as follows:

      if to EEI Co. or the Company, to:

            Electro Energy Inc.
            30 Shelter Rock Road
            Danbury, Connecticut 06810
            Attention: Mr. Martin G. Klein, Chairman and CEO
            Telephone No.: (203) 797-2699
            Facsimile No.: (203) 797-2697

      with a copy to:

            Lev & Berlin, P.C.
            200 Connecticut Avenue, 5th Floor
            Norwalk, Connecticut 06854
            Attention: Duane L. Berlin, Esq.
            Telephone No.: (203) 838-8500
            Facsimile No.: (203) 854-1652
      if to LNAH, to:

            Lithium Nickel Asset Holding Company I, Inc.
            7 South Jersey Avenue
            East Setauket, NY  11733
            Attention: Mr. Martin Higgins
            Telephone No.:  (631) 807-5484
            Facsimile No.: (516) 625-9499

      with a copy to:

            Topspin Partners, L.P.
            Three Expressway Plaza
            Roslyn Heights, NY 11577
            Attention: Mr. Leo A. Guthart, Chairman & CEO
            Telephone No.: (516) 625-9400
            Facsimile No.: (516) 625-9499

      with a copy to:

            Westerman Ball Ederer Miller & Sharfstein, LLP
            170 Old Country Rd., Suite 400
            Mineola, NY 11501
            Attention: Alan C. Ederer, Esq.
            Telephone No.: (516) 622-9200
            Facsimile No.: (516) 977-3056

Any party may be given notice in accordance with this Section by any other party at another address or person for receipt of notices, if such party so designates such other person or address in writing in accordance with this Section 9, paragraph 9.1.

         9.2 Partial Invalidity. Each part of this Agreement is intended to be separate. If any term, covenant, condition or provision hereof is illegal or invalid or unenforceable for any reason whatsoever, such illegality, invalidity or unenforceability shall not affect the legality, validity or enforceability of the remaining parts of this Agreement and all such remaining parts hereto shall not be impaired or invalidated in any way, but shall be legal, valid and enforceable and have full force and effect as if the illegal, invalid, unenforceable part has not been included.

         9.3 Law Governing Agreement. This Agreement shall be interpreted, construed and enforced and its construction and performance shall be governed by the laws of the State of Connecticut, without giving effect to that state's principles of conflicts of law.

         9.4 Specific Performance. The Company acknowledges and agrees that in the event of any breach of this Agreement, LNAH would be irreparably harmed and could not be made whole by monetary damages. It is accordingly agreed that the Company will waive the defense in any action for specific performance that a remedy at law would be adequate and that LNAH, in addition to any other remedy to which they may be entitled at law or in equity, shall be entitled to compel specific performance of this Agreement.

         9.5 Entire Agreement. This Agreement constitutes the entire understanding and Agreement of the parties hereto, and supersedes any and all prior understandings or other Agreements, either oral or in writing, if any, among such parties with respect to the subject matter hereof and contains all of the covenants and Agreements between the parties with respect thereto. Each party to this Agreement acknowledges that no representations, inducements, or Agreements, oral or otherwise, have been made by such party, or anyone acting on behalf of such party, which are not embodied herein, and no other Agreement, statement or promise not contained in this Agreement shall be valid or binding. The parties hereto have had an opportunity to consult with their respective attorneys concerning the meaning and the import of this Agreement and each has read this Agreement, as signified by their signatures below, and is executing the same for the purposes and consideration herein expressed.

         9.6 Waivers. No delay on the part of any party in exercising any right, power, or privilege hereunder shall operate as a waiver thereof. Nor shall any waiver on the part of any party of any such right, power or privilege, nor any single or partial exercise of any such right, power or privilege, preclude any further exercise thereof or the exercise of any other such right, power or privilege. The rights and remedies of any party based upon, arising out of or otherwise in respect of any inaccuracy in or breach by any other party of any representation, warranty, covenant or Agreement contained in this Agreement shall in no way be limited by the fact that the act, omission, occurrence or other state of facts upon which any claim of any such inaccuracy or breach is based may also be the subject matter of any other representation, warranty, covenant or Agreement contained in this Agreement (or in any other Agreement between the parties) as to which there is no inaccuracy or breach.

         9.7 Tax Consultation. Each Party acknowledges that it has had the opportunity to and has consulted with their own separate independent accounting and tax advisors in connection with the accounting and tax treatment for the transactions contemplated hereby and the tax ramifications thereof. Each Party shall bear all risk in connection with the accounting and tax treatment of the transactions contemplated by this Agreement and no Party is relying on the other Party in connection with the same.

         9.8 Variations in Pronouns. Wherever the context shall so require, all words herein in the male gender shall be deemed to include the female or neuter gender and vice versa, all singular words shall include the plural, and all plural words shall include the singular. All pronouns and any variations thereof refer to the masculine, feminine or neuter, singular or plural, as the context may require.

         9.9 Headings. The headings used in this Agreement are for administrative purposes only and do not constitute substantive matter to be considered in construing the terms and shall not affect the interpretation of this Agreement. All references herein to Sections, subsections, and clauses, shall be deemed references to such parts of this Agreement, unless the context shall otherwise require. A reference to an article or section will mean an article or section in this Agreement, unless otherwise explicitly set forth. The titles and headings in this Agreement are for reference purposes only and will not in any manner limit the construction of this Agreement. For the purposes of such construction, this Agreement will be considered as a whole. The terms "including" and "include" as used in this Agreement will be deemed to include the phrase "without limitation."

         9.10 Attorney's Fees and Costs. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the substantially prevailing party shall be entitled to reasonable attorneys' fees, costs, and necessary disbursements, but only from the offending party, in addition to any other relief to which it may be entitled.

         9.11 Representation by Counsel. Each party acknowledges that it has had the opportunity to be represented by separate independent counsel in the negotiation of this Agreement, that any such respective attorneys were of its own choosing, that each authorized representative has read this Agreement and that he understands its meaning and legal consequences to each party. Each Party warrants and represents that he has consulted with his attorney of choice, or voluntarily chose not to do so, concerning the execution, the meaning and the import of this Agreement, and has read this Agreement and fully understands the terms hereof as signified by his signature below, and is executing the same of his own free will for the purposes and consideration herein expressed. Each Party warrants and represents that he has had sufficient time to consider whether to enter into this Agreement and that he is relying solely on his own judgment and the advice of his own counsel, if any, in deciding to execute this Agreement. Each Party warrants and represents that he has read this Agreement in its entirety and has consulted with his attorney, if any concerning the execution of this Agreement. If any or all Parties have chosen not to seek counsel, said party or parties hereby acknowledge that he or they refrained from seeking counsel entirely of his or their own volition and with full knowledge of the consequences of such a decision.

         9.12 Presumption Against Scrivener. Each party waives the presumption that this Agreement is presumed to be in favor of the party which did not prepare it, in case of a dispute as to interpretation.

         9.13 Further Assurances. At any time and from time to time after the date hereof, at the request of any Party, and without further consideration, every other party will execute and deliver such other and further instruments and documents, and take such other action as the other Party may reasonably deem necessary, convenient or desirable in order to more effectively assist any Party in exercising all rights with respect thereto, and carrying out the business, duties, and obligations created by this Agreement.

         9.14 Amendments. This Agreement may not be modified, amended, superceded, cancelled, renewed or extended, except in writing, signed by the party or parties to be bound thereby or signed by their respective attorneys.

         9.15 Binding Effect and Assignment. This Agreement and the terms, covenants, conditions, provisions, obligations, undertakings, rights and benefits hereof, shall be binding upon, and shall inure to the benefit of, the undersigned parties and their respective heirs, executors, administrators, representatives, officers, directors, Company, successors, agents, servants, employees, attorneys, and assigns. This Agreement and any rights hereunder are assignable by LNAH to the extent that LNAH has assigned or sold any Warrant or portion thereof with the prior written consent of the Company. This Agreement shall inure to the benefit of and bind the Parties hereto and their respective legal representatives, successors, and permitted assigns.

         9.16 Counterparts. This Agreement may be executed in several counterparts by one or more of the undersigned and all such counterparts so executed shall together be deemed and constitute one final Agreement, as if one document had been signed by all parties hereto; and each such counterpart shall be deemed an original, binding the parties subscribed hereto and multiple signature pages affixed to a single copy of this Agreement shall be deemed to be a fully executed original Agreement. Several counterparts consisting of multiple copies hereof each signed by less than all parties, but together signed by all parties shall constitute and be deemed a fully executed original Agreement.

      [remainder of page intentionally left blank; signature pages follow]

         IN WITNESS WHEREOF, the undersigned have executed this Agreement on the date first set forth hereinabove, as evidenced by their respective signatures below.



                                          EEI ACQUISITION CO., LLC

                                          By:  Electro Energy, Inc., its
                                                 Managing Member

                                          By:/s/ Martin G. Klein
                                             ---------------------------------
                                             Name: Martin G. Klein
                                             Title: Chief Executive Officer
                                             Hereunto Duly Authorized


                                          LITHIUM NICKEL ASSET HOLDING
                                          COMPANY I, INC.


                                          By:/s/ Leo A. Guthart
                                             ---------------------------------
                                             Name: Leo A. Guthart
                                             Title: Chairman
                                             Hereunto Duly Authorized


                                          ELECTRO ENERGY INC.


                                          By:/s/ Martin G. Klein
                                             ---------------------------------
                                             Name: Martin G. Klein
                                             Title: Chief Executive Officer
                                             Hereunto Duly Authorized



              [signature page to Registration Rights Agreement]